Exhibit 10.5(b)

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

2004 OMNIBUS STOCK PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Restricted Stock Agreement”) is made and entered into as of [DATE] (the “Date of Grant”), by and between Advance America, Cash Advance Centers, Inc., a Delaware corporation (the “Company”) and [EMPLOYEE] (the “Recipient”).

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the grant of Restricted Stock pursuant to the Advance America, Cash Advance Centers, Inc. 2004 Omnibus Stock Plan (the “Plan”), as hereinafter defined, to the Recipient as set forth below;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.          Definitions.  Capitalized terms which are not defined herein shall have the meaning set forth in the Plan.

2.          Grant of Restricted Stock.  The Company hereby grants to the Recipient [NUMBER] restricted shares of the Class A common stock of the Company, par value $.01 per share (the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Agreement.  The Recipient’s grant and record of share ownership shall be kept on the books of the Company, until the restrictions on transfer have lapsed pursuant to Section 3 below.  Shares that have become vested pursuant to Section 3 below may be evidenced by stock certificates, at the request of the Recipient, which certificates shall be registered in the name of the Recipient and delivered to Recipient within five (5) days of such request.

3.          Lapse of Restrictions.  All Restricted Stock shall be unvested unless and until they become Vested Shares in accordance with this Section 3.  If the Participant is employed by the Company or any Subsidiary as of the applicable anniversary date set forth below, the Restricted Stock shall become “Vested Shares” according to the percentage set forth opposite such date:

Date	Cumulative Percentage Vested
[First anniversary of the Date of Grant]	[33 1/3%][1]
[Second anniversary of the Date of Grant]	[33 1/3%]%
[Third anniversary of the Date of Grant]	[33 1/3%]%

1              [Dates and vesting percentages determined by the Committee at the time of Grant.]

4.          Restrictions on Transfer.  Shares of Restricted Stock may not be transferred or otherwise disposed of by the Recipient prior to become Vested Shares, including by way of sale, assignment, transfer, pledge or otherwise except by will or the laws of descent and distribution.

5.          Rights as a Stockholder.  The Company shall hold in escrow all dividends, if any, that are paid with respect to the shares of Restricted Stock until all restrictions on such shares have lapsed.  Recipient agrees that the right to vote any shares for which the restrictions on transfer set forth in Section 3 hereof have not yet lapsed (the “Unvested Shares”) will be held by the Company and, accordingly, shall execute an irrevocable proxy in favor of the Company for all shares of Restricted Stock in the form supplied by the Company.

6.          Notices.  Any notice required or permitted under this Restricted Stock Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Recipient either at the Recipient’s address as last known by the Company or such other address as the Recipient may designate in writing to the Company.

7.          Securities Laws Requirements.  The Company shall not be obligated to transfer any shares of Company common stock from the Recipient to another party, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended from time to time (or any other federal or state statutes having similar requirements as may be in effect at that time).  Further, the Company may require as a condition of transfer of any shares to the Recipient that the Recipient furnish a written representation that he or she is holding the shares for investment and not with a view to resale or distribution to the public.

8.          Protections Against Violations of Restricted Stock Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement or the Certificate of Incorporation or the By-Laws of the Company, shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

9.          Taxes.  The Recipient understands that he or she (and not the Company) shall be responsible for any tax obligation that may arise as a result of the transactions contemplated by this Restricted Stock Agreement and shall pay to the Company the amount determined by the Company to be such tax obligation at the time such tax obligation arises.  If the Recipient fails to make such payment, the number of shares necessary to satisfy the tax obligations shall be forfeited.  The Recipient shall promptly notify the Company of any election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE RECIPIENT DESIRES TO MAKE THE ELECTION.

10.        Legend.  The Company’s Secretary shall, or shall instruct the Company’s transfer agent to, provide stop transfer instructions in the Company’s stock records to prevent any transfer of the Restricted Stock for any purpose until the stock is vested.  Any certificate that the Secretary or the transfer agent deems necessary to issue to represent shares of Restricted Stock shall, until all restrictions lapse and new certificates are issued, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. (THE “COMPANY”) AND THE HOLDER OF THE SECURITIES.  PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES.  COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY, 135 NORTH CHURCH STREET, SPARTANBURG, SOUTH CAROLINA, 29306.

11.        Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12.        Governing Law.  This Restricted Stock Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

13.        Amendments.  Except as otherwise provided in Section 16, this Restricted Stock Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

14.        Survival of Terms.  This Restricted Stock Agreement shall apply to and bind the Recipient and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

15.        Agreement Not a Contract for Services.  Neither the grant of Restricted Stock, this Restricted Stock Agreement nor any other action taken pursuant to this Restricted Stock Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Recipient has a right to continue to provide services as an officer, director, employee or consultant of the Company for any period of time or at any specific rate of compensation.

16.        Severability.  If a provision of this Restricted Stock Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms.  Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

17.        Plan.  The Restricted Stock is granted pursuant to the Plan, and the Restricted Stock and this Restricted Stock Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Restricted Stock Agreement by reference or are expressly cited.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Agreement on the day and year first above written.

Advance America, Cash Advance Centers, Inc.
By:
Title:

[NAME]:

IRREVOCABLE PROXY

I, the undersigned, hereby irrevocably authorize and empower __________ (the “Proxy”) to represent me with respect of any and all Unvested Shares (as such term is defined in the Restricted Stock Agreement (the “Restricted Stock Agreement”) by and between Advance America, Cash Advance Centers, Inc. (the “Company”) and [           ], at any and all general meetings of the shareholders of the Company.

The Proxy is irrevocably authorized and empowered to receive, in my stead, any and all notices of and invitations to the Company’s general meetings, and to participate in all such general meetings; and the Proxy is authorized and empowered to vote all such Unvested Shares in such manner as the Proxy shall, in the Proxy’s sole discretion, deem to be in the best interests of the Company.

This proxy shall remain in full force and effect until the shares of Restricted Stock granted to me pursuant to the Restricted Stock Agreement have vested in accordance with the terms of the Restricted Stock Agreement, unless otherwise determined by the Company.

NAME:

DATE:

SIGNATURE: